Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Third Quarter Results

•	Consolidated earnings per diluted share totaled $0.41, at the higher end of guidance of $0.38 to 0.42

•	Consolidated same store sales increased 1.1%

•	Company repurchased $75 million of common stock and declared a $0.125 per share quarterly dividend

PITTSBURGH, November 18, 2014 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended November 1, 2014.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended November 1, 2014 of $49.2 million, or $0.41 per diluted share, compared to the Company's expectations provided on August 19, 2014 of $0.38 to 0.42 per diluted share. For the third quarter ended November 2, 2013, the Company reported consolidated net income of $50.0 million, or $0.40 per diluted share.

Net sales for the third quarter of 2014 increased 9.0% to approximately $1.5 billion. Consolidated same store sales increased 1.1%, compared to the Company's guidance of an approximate 1 to 3% increase. Same store sales for DICK'S Sporting Goods increased 1.7%, while Golf Galaxy decreased 8.9%. Third quarter 2013 consolidated same store sales increased 3.3%, adjusted for the shifted retail calendar due to the 53rd week in 2012.

"Our third quarter earnings were at the higher end of our guidance, but continued pressures in golf and hunting kept our comp sales at the lower end of our expectations," said Edward W. Stack, Chairman and CEO. "The balance of our business, excluding golf and hunting, continued to deliver strong results, posting a 4.6% comp increase for the quarter. The performance in these other categories, such as women's and youth apparel, are good indicators that our recent actions to reallocate space and payroll within our stores are paying off."

Omni-channel Development

eCommerce penetration for the third quarter of 2014 was 7.3% of total sales, compared to 6.5% in the third quarter last year.

In the third quarter, the Company opened 24 new DICK'S Sporting Goods stores, one new Golf Galaxy store and seven new Field & Stream stores. The Company also relocated one DICK'S Sporting Goods store and one Golf Galaxy store, remodeled five DICK'S Sporting Goods stores and closed one DICK'S Sporting Goods store. As of November 1, 2014, the Company operated 597 DICK'S Sporting Goods stores in 46 states, with approximately 32.0 million square feet and 80 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

In the beginning of the fourth quarter, the Company opened six new DICK'S Sporting Goods stores, completing its 2014 store development program. The Company opened a total of 45 net new DICK'S Sporting Goods stores, one new Golf Galaxy store and eight new Field & Stream stores. The Company also relocated five DICK'S Sporting Goods stores and two Golf Galaxy stores and remodeled five DICK'S Sporting Goods stores in 2014. The Company also plans to close two Golf Galaxy stores that are at the end of their leases during the fourth quarter.

Balance Sheet

The Company ended the third quarter of 2014 with approximately $78 million in cash and cash equivalents and approximately $281 million in outstanding borrowings under its revolving credit facility. This compares to cash and cash equivalents of approximately $66 million and $116 million of borrowings under its $500 million revolving credit facility at the end of the third quarter of 2013. Over the course of the last 12 months, the Company utilized capital to invest in omni-channel growth, including Field & Stream, and returned over $410 million to shareholders through share repurchases and quarterly dividends.

Total inventory was 12.4% higher at the end of the third quarter of 2014 as compared to the end of the third quarter of 2013, including inventory to support the Company's Field & Stream stores, and inventory for the upcoming holiday season.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 39 weeks ended November 1, 2014 of $192.2 million, or $1.58 per diluted share. For the 39 weeks ended November 2, 2013, the Company reported consolidated non-GAAP net income of $199.3 million, or $1.59 per diluted share.

On a GAAP basis, the Company reported consolidated net income for the 39 weeks ended November 1, 2014 of $188.7 million, or $1.55 per diluted share. For the 39 weeks ended November 2, 2013, on a GAAP basis, the Company reported consolidated net income of $199.0 million, or $1.58 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 39 weeks ended November 1, 2014 increased 9.1% from last year's period to $4.7 billion due to the opening of new stores coupled with a consolidated same store sales increase of 2.0%.

Capital Allocation

In the third quarter of 2014, the Company repurchased approximately 1.6 million shares of its common stock at an average cost of $45.98 per share, for a total cost of $75.0 million. To date, the Company has repurchased $455.6 million of common stock under its $1 billion share repurchase authorization.

On November 13, 2014, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 26, 2014 to stockholders of record at the close of business on December 5, 2014.

Current 2014 Outlook

The Company's current outlook for 2014 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2014

•
Based on an estimated 121 million diluted shares outstanding, the Company now anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $2.75 to 2.85, excluding a gain on the sale of an asset and golf restructuring charges. For the 52 weeks ended February 1, 2014, the Company reported consolidated earnings per diluted share of $2.69.

•	Consolidated same store sales are now expected to increase approximately 1 to 2%, compared to a 1.9% increase in fiscal 2013.

❖	Fourth Quarter 2014

•
Based on an estimated 120 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.18 to 1.28 in the fourth quarter of 2014, compared to consolidated earnings per diluted share of $1.11 in the fourth quarter of 2013.

•
Consolidated same store sales are currently expected to increase approximately 1 to 3% in the fourth quarter of 2014, as compared to a 7.3% increase in the fourth quarter of 2013, adjusted for the shifted retail calendar due to the 53rd week in 2012.

❖	Capital Expenditures

•
In 2014, the Company anticipates capital expenditures to be approximately $340 million on a gross basis and approximately $245 million on a net basis. In 2013, capital expenditures were approximately $286 million on a gross basis and approximately $238 million on a net basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at www.DICKS.com/Investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10054576. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or other words with similar meanings. Forward-looking statements include statements regarding, among other things, the Company's expectations that its recent actions to reallocate space and payroll are driving results, the Company's future performance, growth in the omni-channel network, number of new store openings and capital expenditures.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2014 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: economic and financial uncertainties may cause a decline in consumer spending; intense competition in the sporting goods industry; changes in consumer demand or shopping patterns; limitations on the availability of attractive store locations and/or lease terms; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings; disruptions with our eCommerce services provider or of our information systems; access to adequate capital; changing laws and regulations affecting our business including the regulation of consumer products; factors affecting our vendors; litigation risks; foreign trade issues and currency exchange rate fluctuations; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; ability to attract and retain qualified business leaders; disruption at our distribution centers; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; risks associated with strategic investments or acquisitions; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended February 1, 2014 as filed with the Securities and Exchange Commission ("SEC") on March 28, 2014 and in other reports filed with the SEC. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the securities laws.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of November 1, 2014, the Company operated 597 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream and True Runner specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. DICK'S Sporting Goods, Inc. news releases are available at www.DICKS.com/Investors. The Company's website is not part of this release.

Contacts:

Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Scott W. McKinney, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 1, 2014	% of Sales (1)	November 2, 2013	% of Sales

Net sales	$1,526,675	100.00%	$1,400,623	100.00%
Cost of goods sold, including occupancy and distribution costs	1,074,703	70.40	975,724	69.66

GROSS PROFIT	451,972	29.60	424,899	30.34

Selling, general and administrative expenses	357,708	23.43	333,724	23.83
Pre-opening expenses	14,334	0.94	12,122	0.87

INCOME FROM OPERATIONS	79,930	5.24	79,053	5.64

Interest expense	858	0.06	696	0.05
Other income	(486)	(0.03)	(2,735)	(0.20)

INCOME BEFORE INCOME TAXES	79,558	5.21	81,092	5.79

Provision for income taxes	30,347	1.99	31,115	2.22

NET INCOME	$49,211	3.22%	$49,977	3.57%

EARNINGS PER COMMON SHARE:
Basic	$0.42		$0.41
Diluted	$0.41		$0.40

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	118,142		123,221
Diluted	120,002		125,842

Cash dividend declared per share	$0.125		$0.125

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 1, 2014	% of Sales (1)	November 2, 2013	% of Sales (1)

Net sales	$4,654,473	100.00%	$4,265,755	100.00%
Cost of goods sold, including occupancy and distribution costs	3,259,063	70.02	2,949,872	69.15

GROSS PROFIT	1,395,410	29.98	1,315,883	30.85

Selling, general and administrative expenses	1,063,351	22.85	983,382	23.05
Pre-opening expenses	28,480	0.61	18,736	0.44

INCOME FROM OPERATIONS	303,579	6.52	313,765	7.36

Interest expense	2,230	0.05	2,081	0.05
Other income	(4,863)	(0.10)	(10,675)	(0.25)

INCOME BEFORE INCOME TAXES	306,212	6.58	322,359	7.56

Provision for income taxes	117,550	2.53	123,398	2.89

NET INCOME	$188,662	4.05%	$198,961	4.66%

EARNINGS PER COMMON SHARE:
Basic	$1.58		$1.62
Diluted	$1.55		$1.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,743		122,942
Diluted	121,734		125,766

Cash dividends declared per share	$0.375		$0.375

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	November 1, 2014	November 2, 2013	February 1, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,933	$65,647	$181,731
Accounts receivable, net	87,944	81,389	60,779
Income taxes receivable	10,361	34,635	7,275
Inventories, net	1,765,119	1,570,034	1,232,065
Prepaid expenses and other current assets	92,375	104,806	99,386
Deferred income taxes	42,133	48,414	38,835
Total current assets	2,075,865	1,904,925	1,620,071

Property and equipment, net	1,195,274	1,059,865	1,084,529
Intangible assets, net	111,195	98,792	98,255
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	2,209	3,286	2,477
Other	70,395	80,433	65,561
Total other assets	72,604	83,719	68,038
TOTAL ASSETS	$3,655,532	$3,347,895	$3,071,487

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$826,945	$738,196	$562,439
Accrued expenses	307,708	316,421	265,040
Deferred revenue and other liabilities	123,665	106,847	154,384
Income taxes payable	—	—	19,825
Current portion of other long-term debt and leasing obligations	461	7,540	899
Total current liabilities	1,258,779	1,169,004	1,002,587
LONG-TERM LIABILITIES:
Revolving credit borrowings	280,500	116,400	—
Other long-term debt and leasing obligations	6,108	6,596	6,476
Deferred income taxes	23,584	29,160	38,617
Deferred revenue and other liabilities	422,407	328,712	331,628
Total long-term liabilities	732,599	480,868	376,721
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	925	982	961
Class B common stock	249	249	249
Additional paid-in capital	987,892	937,742	958,943
Retained earnings	1,330,542	1,064,511	1,187,514
Accumulated other comprehensive income	15	78	24
Treasury stock, at cost	(655,469)	(305,539)	(455,512)
Total stockholders' equity	1,664,154	1,698,023	1,692,179
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,655,532	$3,347,895	$3,071,487

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	November 1, 2014	November 2, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$188,662	$198,961
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	131,000	113,437
Deferred income taxes	(18,063)	4,718
Stock-based compensation	19,430	20,610
Excess tax benefit from exercise of stock options	(6,588)	(20,966)
Tax benefit from exercise of stock options	28	125
Gain on sale of asset	(14,428)	—
Other non-cash items	435	435
Changes in assets and liabilities:
Accounts receivable	(14,146)	(28,850)
Inventories	(533,054)	(473,848)
Prepaid expenses and other assets	(12,870)	(9,752)
Accounts payable	290,216	209,346
Accrued expenses	25,532	3,440
Income taxes payable / receivable	(16,362)	(66,680)
Deferred construction allowances	87,898	37,125
Deferred revenue and other liabilities	(24,933)	(45,804)
Net cash provided by (used in) operating activities	102,757	(57,703)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(271,257)	(196,862)
Proceeds from sale of other assets	74,534	11,000
Deposits and purchases of other assets	(26,780)	(60,048)
Net cash used in investing activities	(223,503)	(245,910)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,057,600	680,000
Revolving credit repayments	(777,100)	(563,600)
Payments on other long-term debt and leasing obligations	(806)	(2,139)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	10,671	34,920
Excess tax benefit from exercise of stock options	6,588	20,966
Minimum tax withholding requirements	(7,722)	(13,090)
Cash paid for treasury stock	(200,000)	(105,603)
Cash dividends paid to stockholders	(46,564)	(48,977)
(Decrease) increase in bank overdraft	(25,710)	21,603
Net cash provided by financing activities	16,957	24,080
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(9)	(34)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(103,798)	(279,567)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	181,731	345,214
CASH AND CASH EQUIVALENTS, END OF PERIOD	$77,933	$65,647

Store Count and Square Footage

The stores that opened during the third quarter of 2014 are as follows:

Store	Market	Concept
Coral Springs, FL	Miami/Ft. Lauderdale	DICK'S Sporting Goods
Lakeland, FL	Lakeland	DICK'S Sporting Goods
Garden City, KS	Garden City	DICK'S Sporting Goods
Frankfort, KY	Lexington	DICK'S Sporting Goods
Wilmington, NC	Wilmington	DICK'S Sporting Goods
North Myrtle Beach, SC	Myrtle Beach	DICK'S Sporting Goods
Columbus, MS	Columbus	DICK'S Sporting Goods
Stockton, CA	Stockton	DICK'S Sporting Goods
Burlington, WA	Burlington	DICK'S Sporting Goods
Muncie, IN	Muncie	DICK'S Sporting Goods
Patchogue, NY	Long Island	DICK'S Sporting Goods
Savannah, GA	Savannah	DICK'S Sporting Goods
Palmdale, CA	Palmdale	DICK'S Sporting Goods
Federal Way, WA	Seattle	DICK'S Sporting Goods
Richmond, IN	Richmond	DICK'S Sporting Goods
Springfield, VA	Washington D.C.	DICK'S Sporting Goods
Orlando, FL	Orlando	DICK'S Sporting Goods
Roseville, MI	Detroit	DICK'S Sporting Goods
Richmond, KY	Lexington	DICK'S Sporting Goods
Nampa, ID	Boise	DICK'S Sporting Goods
Holland, MI	Grand Rapids	DICK'S Sporting Goods
Wentzville, MO	St. Louis	DICK'S Sporting Goods
Turlock, CA	Modesto	DICK'S Sporting Goods
Fremont, CA	San Francisco	DICK'S Sporting Goods
Cary, NC	Raleigh	Golf Galaxy
Cary, NC	Raleigh	Field & Stream
Columbus, OH	Columbus	Field & Stream
Washington, PA	Pittsburgh	Field & Stream
Altoona, PA	Altoona	Field & Stream
Rochester, NY	Rochester	Field & Stream
Horseheads, NY	Elmira	Field & Stream
Miamisburg, OH	Dayton	Field & Stream

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2014			Fiscal 2013
	DICK'S Sporting Goods	Specialty Store Concepts (1)	Total	DICK'S Sporting Goods	Specialty Store Concepts (1)	Total
Beginning stores	558	84	642	518	83	601
Q1 New stores	8	—	8	2	—	2
Q2 New stores	8	1	9	7	—	7
Q3 New stores	24	8	32	25	3	28
Ending stores	598	93	691	552	86	638

Closed stores	1	—	1	—	—	—
Ending stores	597	93	690	552	86	638

Remodeled stores	5	—	5	3	—	3
Relocated stores	5	2	7	1	1	2

Square Footage:
(in millions)

	DICK'S Sporting Goods	Specialty Store Concepts (1)	Total (2)
Q1 2013	28.3	1.4	29.7
Q2 2013	28.7	1.4	30.0
Q3 2013	29.9	1.5	31.4
Q4 2013	30.1	1.5	31.6
Q1 2014	30.6	1.5	32.1
Q2 2014	30.9	1.6	32.5
Q3 2014	32.0	2.0	34.0

(1)	Includes the Company's Golf Galaxy, Field & Stream and True Runner stores.

(2)	Column may not add due to rounding.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at www.DICKS.com/Investors.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2014
	39 Weeks Ended November 1, 2014

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$4,654,473	$—	$—	$4,654,473
Cost of goods sold, including occupancy and distribution costs	3,259,063	—	(2,405)	3,256,658

GROSS PROFIT	1,395,410	—	2,405	1,397,815

Selling, general and administrative expenses	1,063,351	14,428	(17,960)	1,059,819
Pre-opening expenses	28,480	—	—	28,480

INCOME FROM OPERATIONS	303,579	(14,428)	20,365	309,516

Interest expense	2,230	—	—	2,230
Other income	(4,863)	—	—	(4,863)

INCOME BEFORE INCOME TAXES	306,212	(14,428)	20,365	312,149

Provision for income taxes	117,550	(5,771)	8,146	119,925

NET INCOME	$188,662	$(8,657)	$12,219	$192,224

EARNINGS PER COMMON SHARE:
Basic	$1.58			$1.61
Diluted	$1.55			$1.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,743			119,743
Diluted	121,734			121,734

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2013
	39 Weeks Ended November 2, 2013

	As Reported	Recovery of Previously Impaired Asset	Asset Impairment Charge	Non-GAAP Total
Net sales	$4,265,755	$—	$—	$4,265,755
Cost of goods sold, including occupancy and distribution costs	2,949,872	—	—	2,949,872

GROSS PROFIT	1,315,883	—	—	1,315,883

Selling, general and administrative expenses	983,382	—	(7,881)	975,501
Pre-opening expenses	18,736	—	—	18,736

INCOME FROM OPERATIONS	313,765	—	7,881	321,646

Interest expense	2,081	—	—	2,081
Other income	(10,675)	4,342	—	(6,333)

INCOME BEFORE INCOME TAXES	322,359	(4,342)	7,881	325,898

Provision for income taxes	123,398	—	3,152	126,550

NET INCOME	$198,961	$(4,342)	$4,729	$199,348

EARNINGS PER COMMON SHARE:
Basic	$1.62			$1.62
Diluted	$1.58			$1.59

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,942			122,942
Diluted	125,766			125,766

During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired. There is no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and certain non-recurring, infrequent or unusual items.

	13 Weeks Ended
	November 1, 2014	November 2, 2013
	(dollars in thousands)
Net income	$49,211	$49,977
Provision for income taxes	30,347	31,115
Interest expense	858	696
Depreciation and amortization	41,229	37,123
EBITDA	$121,645	$118,911

% increase in EBITDA	2%

	39 Weeks Ended
	November 1, 2014	November 2, 2013
	(dollars in thousands)
Net income	$188,662	$198,961
Provision for income taxes	117,550	123,398
Interest expense	2,230	2,081
Depreciation and amortization	131,000	113,437
EBITDA	$439,442	$437,877
Less: Recovery of previously impaired asset	—	(4,342)
Less: Gain on sale of asset	(14,428)	—
Add: Golf restructuring charges	6,043	—
Adjusted EBITDA, as defined	$431,057	$433,535

% decrease in adjusted EBITDA	(1)%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	November 1, 2014	November 2, 2013
	(dollars in thousands)
Gross capital expenditures	$(271,257)	$(196,862)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	87,898	37,125
Construction allowance receipts	—	—
Net capital expenditures	$(183,359)	$(159,737)